SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 29, 2003

SEACHANGE INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	0-21393	04-3197974
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

124 Acton Street, Maynard, MA	01754
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number including area code: (978) 897-0100

No change since last report
(Former Name or Address, if Changed Since Last Report)

Item 9.    Regulation FD Disclosure.

The undersigned Registrant furnishes the following information under Items 9 and 12.

A.    Press Release Dated May 29, 2003

For more information:

Media:	Investor Relations:
John Coulbourn	Martha Schaefer
SeaChange International	SeaChange International
978/897-0100 x3098	978/897-0100 x4050
johnc@schange.com	marthaschaefer@rcn.com

SEACHANGE INTERNATIONAL ANNOUNCES

FIRST QUARTER FISCAL 2004 RESULTS

Record Video-on-Demand Revenues;

Over 99,000 Video Streams Shipped this Quarter

MAYNARD, Mass. (May 29, 2003) – SeaChange International, Inc. (Nasdaq: SEAC) today announced financial results for its first fiscal quarter ended April 30, 2003. Revenues for the quarter were a company record $34.2 million compared to revenues of $33.7 million in the first quarter of fiscal 2003. The Company recorded net income of $562,000 or $0.02 per share versus a net loss of $21.8 million, or $0.82 per share, for the first quarter of fiscal 2003. The revenues and net income per share for the first quarter of fiscal 2004 were in line with the guidance the Company had previously provided in its press release dated March 6, 2003.

Video-on-Demand (VOD) system revenues for the quarter set a new record at $17.8 million, up 11% compared to $16.1 million in the comparable period last year. Total systems revenues for the quarter were $26.0 million, which in addition to VOD, included revenues of $5.8 million from advertising systems and $2.4 million from broadcast systems. Service revenues for the quarter were $8.2 million.

For the quarter ended April 30, 2003, EBITDA was $3.0 million, or $0.11 per share, as compared to a negative $12.5 million, or $0.47 per share, in the comparable period last year. EBITDA is a non-GAAP number that the Company defines as operating income excluding depreciation and amortization. A reconciliation of EBITDA to net income for these periods is contained in the financial schedules that accompany this release. EBITDA is an important measurement used by management to measure the operating profits or losses of the business. EBITDA is one of several metrics used by management to measure the cash generated from operations, excluding the operating cash requirements of interest and income taxes. The Company believes that inclusion

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of this non-GAAP measure enhances investors’ overall understanding of the Company’s current financial performance. EBITDA should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with accounting principles generally accepted in the United States of America.

For the quarter ending July 31, 2003, the Company expects total revenues of approximately $35.0 million and net income of $0.03 per share.

SeaChange Ships Record Number of VOD Streams

“In this first quarter, SeaChange shipped over 99,000 residential VOD streams, which is a Company record and a valuable metric in gauging, not only our success, but that of the industry,” said Bill Styslinger, president and CEO, SeaChange International. “Across North America VOD is gaining momentum – it’s become a priority of every major broadband operator and is capturing the attention of a growing viewership.

“However, it’s important to understand that every stream we ship is backed by our long-standing development in the software technology and service that is critical to the success of this exciting new television application. As Adelphia, Cablevision, Comcast, Insight, Rogers, Time Warner and others extend their rollouts and augment their programming options, the value of smooth integration and reliable performance – with minimal operational expenditures — is becoming increasingly recognized. Similarly, our digital advertising expertise will play an increasingly important role in supporting VOD, as it has in traditional television, but with compelling new advantages. So, as we continue to lead the industry in VOD streams, as well as deployments and basic subscribers, we are confident that our strengths in automation will play an increasingly important part in our success,” said Styslinger.

“Additionally, although worldwide economic and political issues have contributed to our disappointing short-term results in our broadcast line, we are optimistic about our long-term prospects,” said Styslinger. “This quarter, after its extensive competitive evaluations for over a year, China Central Television, the preeminent broadcaster in China, selected SeaChange’s Broadcast MediaClusters and new Broadcast MediaLibrary for its on-air transmission operations. This is a big win and is reflective of the strength of our broadcast systems, which fill a critical need for today’s television broadcasters.

“We will continue to focus on achieving profitability while providing the best the industry has to offer in terms of products and service to our customers,” said Styslinger.

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Basic Subscribers in systems planned for SeaChange VOD by North American cable operators

Cable Operator	April 30, 2002 Basic Subscribers	Jan. 31, 2003 Basic Subscribers	April 30, 2003 Basic Subscribers	April 30, 2003 Deployments
AOL Time Warner	3,580,800	3,681,000	3,508,000	14	*
Comcast	1,388,000	5,495,000	5,495,000	38
Cablevision	2,900,000	2,969,000	2,969,000	17
Adelphia	1,877,000	1,877,000	1,877,000	2
Rogers	570,000	570,000	570,000	1
Insight	NA	1,156,000	1,156,000	12
Mediacom	NA	190,000	190,000	1
Other	1,218,000	551,000	775,000	10	*
Total	11,533,800	16,489,000	16,540,000	95

*Two cable systems transferred to Bright House Networks

The Company will discuss its financial results and business outlook in more detail today during its web cast conference call at 5:00 p.m. EDT, which will be available live and archived at www.seachangeinternational.com.

Safe Harbor Provision

Any statements contained in this press release that do not describe historical facts, including without limitation statements concerning expected revenues, earnings, product introductions and general market conditions, may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any such forward-looking statements contained herein are based on current expectations, but are subject to a number of risks and uncertainties that may cause actual results to differ materially from expectations. The factors that could cause actual future results to differ materially from current expectations include the following: the continued growth, development and acceptance of the video-on-demand market; the loss of one of the Company’s large customers; the cancellation or deferral of purchases of the Company’s products; a decline in demand or average selling price for the Company’s broadband products; the Company’s ability to manage its growth; the Company’s ability to protect its intellectual property rights and the expenses that may be incurred by the Company to protect its intellectual property rights; an unfavorable result of current or future litigation, including the Company’s current patent litigation with nCube Corp. and the securities class action lawsuits; content providers limiting the scope of content licensed for use in the video-on-demand market; the Company’s ability to introduce new products or enhancements to existing products; the Company’s dependence on certain sole source suppliers and third-party manufacturers; the Company’s ability to compete in its marketplace; the Company’s ability to respond to changing technologies; the risks associated with international sales; changes in the regulatory environment; the performance of companies in which the Company has made equity investments, including the ON Demand Group Limited; the Company’s ability to hire and retain highly skilled employees; and increasing social and political turmoil.

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Further information on factors that could cause actual results to differ from those anticipated is detailed in various publicly available documents made by the Company from time to time with the Securities and Exchange Commission, including but not limited to, those appearing under the caption “Certain Risk Factors” in the Company’s Annual Report on Form 10-K filed with the Commission on April 30, 2003. Any forward-looking statements should be considered in light of those factors. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak as of the date they are made. The Company disclaims any obligation to publicly update or revise any such statements to reflect any change in Company expectations or events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results may differ from those set forth in the forward-looking statements.

SeaChange International, Inc. is a world leader in digital video systems, spanning broadcast and broadband. The Company creates powerful server and software systems that manage, store and distribute professional quality digital video. SeaChange’s innovative products are based on a scalable, distributed software architecture and standard technology components to continually deliver exponential improvements in digital video cost-performance. As a result, SeaChange enables broadband, broadcast, satellite and new media companies to streamline operations and reduce costs, allowing for expanded services, new applications and increased revenues. SeaChange is headquartered in Maynard, Massachusetts and has product development, support and sales offices throughout the world. Visit www.seachangeinternational.com.

MediaCluster is a patent and trademark of SeaChange International, Inc.

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SeaChange International, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

	Three months ended
	April 30, 2003	April 30, 2002
Revenues	$34,211	$33,743
Cost of revenues	20,492	21,583

Gross profit	13,719	12,160

Operating expenses:

Research and development	6,245	6,210
Selling and marketing	4,154	3,906
General and administrative	2,848	16,882

	13,247	26,998

Income (loss) from operations	472	(14,838)
Interest income, net	389	367
Equity loss in earnings of affiliates	(35)	—

Income (loss) before income taxes	826	(14,471)
Income tax expense	264	7,364

Net income (loss)	$562	$(21,835)

Basic and diluted income (loss) per share	$0.02	$(0.82)

Weighted average common shares outstanding-
Basic	26,769	26,537

Diluted	27,299	26,537

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SeaChange International, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	April 30, 2003	January 31, 2003
Assets
Current assets:
Cash and cash equivalents	$65,947	$68,776
Marketable securities	—	1,012
Accounts receivable, net	30,510	21,291
Inventories	22,691	23,189
Prepaid expenses and other current assets	4,022	4,713
Deferred income taxes	49	49

Total current assets	123,219	119,030

Property and equipment, net	14,757	14,970
Marketable securities	32,016	30,746
Investments in affiliates	2,930	2,965
Other assets	180	182
Intangibles, net	2,493	2,893
Goodwill	253	253

	$175,848	$171,039

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$24,017	$20,790
Current portion of line of credit and obligations under capital leases	197	214
Customer deposits	251	610
Deferred revenue	12,992	11,624
Income taxes payable and other current liabilities	386	377

Total current liabilities	37,843	33,615

Long-term debt and other long-term liabilities	699	744

Common stock and other equity	161,811	161,778
Accumulated deficit	(24,392)	(24,954)
Accumulated other comprehensive loss	(113)	(144)

Total stockholders’ equity	137,306	136,680

	$175,848	$171,039

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SeaChange International, Inc.

Unaudited Reconciliation Between Consolidated Statements of Operations

and Earnings Before Interest, Taxes, Depreciation and Amortization

(In thousands)

	Three months ended
	April 30, 2003	April 30, 2002
Net income (loss)	$562	$(21,835)

Income tax expense	264	7,364
Interest income, net	(389)	(367)
Equity loss in earnings of affiliates	35	—
Depreciation and amortization	2,507	2,314

Earnings (loss) before interest, taxes, depreciation and amortization	$2,979	$(12,524)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SEACHANGE INTERNATIONAL, INC.

By:	/s/ WILLIAM L. FIEDLER
William L. Fiedler Chief Financial Officer, Treasurer, Secretary and Vice President, Finance and Administration

Dated:	May 29, 2003